[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED

Exhibit 10.1

PATENT LICENSE
L99094

BY AND BETWEEN

The CENTRE NATIONAL DE RECHERCHE SCIENTIFIQUE, a scientific and technological public establishment, having a registered office at 3 rue Michel-Ange - 75794 PARIS Cedex 16 - France, represented by its General Manager, Mrs. Catherine BRECHIGNAC, hereafter referred to as “CNRS”, acting on its own name and on behalf of:

•                  the “Centre d’Etudes d’Océanographie et de Biologie Marine”, Unité Propre de Recherche CNRS n° 9042, CNRS- Station Biologique, BP 74, Place Georges Teissier, 29682 ROSCOFF Cedex - France,

•                  the “Unité de Conception, de Synthèse et Vectorisation d’Antitumoraux et Antiviraux” - UMR 176 - CNRS/Institut Curie - Section de Recherche, Institut Curie- 26 rue d’Ulm - 75248 PARIS - Cedex 05 - France,

hereinafter called “LABORATORIES”

INSTITUT CURIE a private, non profit foundation of public interest having a registered office at 26 rue d’Ulm - 75248 Paris cedex 05 - France, represented by Mr. Jean-Marc BRUEL, President of the Board of Directors, hereafter referred to as “CURIE”, acting in its own name and in the name of and on behalf of “Unité de Conception, de Synthèse et Vectorisation d’Antitumoraux et Antiviraux” - UMR 176 - CNRS/Institut Curie - Section de Recherche, Institut Curie- 26 rue d’Ulm - 75248 PARIS - Cedex 05 - France,

The CNRS and CURIE are jointly hereafter referred to as the “ESTABLISHMENTS”

ON ONE HAND

AND

CYCLACEL a limited liability company in the United Kingdom whose registered office is - 12 St James’s Square - London - SW1Y4RB - United Kingdom whose intracommunity VAT N° is 672 2290 40 represented by Mr. S.G. ROMBOTIS, Chief Executive hereafter referred to as “CYCLACEL”

ON THE OTHER HAND

WHEREAS:

The “Centre d’Etudes d’Océanographie et de Biologie Marine”, Unité Propre de Recherche CNRS n° 9042 and in particular, the group directed by Mr. Laurent MEIJER has been working for many years on the cell cycle field and in particular on cdc kinase used as a target for blocking cell division.

Certain research performed in this laboratory and concerning cdc kinase inhibitors has resulted in the filing of the French patent application N° 9514237 entitled “Nouveaux dérivés de purine possédant notamment des propriétés anti-prolifératives et leurs applications biologiques”, filed on December 1st, 1995 in the name of the CNRS, which was extended by an international patent application, PCT n°96/01905 entitled “Novel purine derivatives having, in particular, antiproliferative properties, and biological uses thereof” filed on November 29th, 1996, naming as inventors, Emile BISAGNI, Michel LEGRAVEREND, Laurent MEIJER and Miroslav STRNAD, and naming the United States, Europe (European Patent Application), Canada and Japan.

The development of some research for this invention was performed in part by Emile BISAGNI, and Michel LEGRAVEREND at the “Unité de Conception, de Synthèse et Vectorisation d’Antitumoraux et Antiviraux”, Unité Mixte de Recherche CNRS-Institut Curie N°176.

The development of some research for this invention was performed in part by Miroslav STRNAD at the INSTITUTE OF EXPERIMENTAL BOTANY, Academy of Science of the Czech Republic, Rozvojova 135, 165 02 Praha 6 - Lysolaje - the Czech Republic (hereafter referred to as “IEB”). IEB has expressed its desire to be a co-owner of the CONTRACT PATENTS.

On February 13, 1999 the CNRS and IEB signed a joint patent agreement n°L98095 for the CONTRACT PATENTS in order to formalize the rules applicable to the joint ownership of the CONTRACT PATENTS and the rights and obligations resulting therefrom. CNRS has been chosen to be the party which shall identify and contact potential partners for the exploitation of the CONTRACT PATENTS, and negotiate, conclude, or modify exclusive and non-exclusive licenses or assignments under the CONTRACT PATENTS.

The CNRS hereby agrees not to abandon said role as Exploitation Manager during the term of the present Agreement. A copy of the joint patent agreement n°L98095 is in Annex IV of the present Agreement.

CYCLACEL, was created in 1996 for the purpose of commercially exploiting certain technologies, in particular those relating to certain novel peptides, small molecules and genes related to cell cycle control. These technologies could benefit from the technologies which have been developed by the ESTABLISHMENTS mentioned herein and CYCLACEL has expressed an interest in obtaining a patent license from the ESTABLISHMENTS for the research work mentioned herein in certain therapeutic fields.

In order to facilitate the exchange of information between CYCLACEL and the ESTABLISHMENTS, a confidentiality agreement was entered into on August 12, 1997 by and between CYCLACEL and FIST who was acting in the name and on behalf of the CNRS.

CYCLACEL has expressed an interest in obtaining an exclusive license under the CONTRACT PATENTS to make, have made, sell, use, and otherwise commercially exploit the CONTRACT PRODUCTS in the CONTRACT FIELD and the CONTRACT TERRITORY.

In accordance with the agreement between the CNRS and CURIE dated June 17, 1994, the CNRS is responsible for implementing the ESTABLISHMENTS obligations in the present Agreement.

NOW, THEREFORE THE PARTIES AGREE AS FOLLOWS:

Preliminary Article - DEFINITIONS

AFFILIATES shall mean any legal entity which, at the EFFECTIVE DATE:

•         directly or indirectly controls CYCLACEL; or

•         is under the same direct or indirect control as CYCLACEL; or

•         is directly or indirectly controlled by CYCLACEL.

A legal entity is considered as controlling another:

•         when it directly or indirectly owns over 50% (fifty percent) of the capital of this legal entity or more than 50% (fifty percent) of the voting rights of its shareholders or associates; or

•         when it has the direct or indirect de facto, directly or indirectly, the power to decide within this legal entity how the affairs shall be conducted.

BLOCKING IP shall mean any and all patent rights other than the CONTRACT PATENTS licensed hereunder which may dominate or block development, manufacture, use, or sale of CONTRACT PRODUCT in the CONTRACT FIELD and the CONTRACT TERRITORY.

CONFIDENTIALITY AGREEMENT means the confidentiality agreement entered into on August, 12, 1997 by and between CYCLACEL and FIST who was acting in the name and on behalf of the CNRS.

CONTRACT FIELD shall mean the applications of the CONTRACT PATENTS in the six (6) following fields of application: auto-immune diseases, cardiovascular diseases, dermatological diseases, infectious diseases, inflammatory diseases and proliferative diseases (in particular cancers).

For the avoidance of doubt, it is hereby agreed that the CONTRACT FIELD shall not include the domain of non-acute chronic diseases of the central nervous system, neurological diseases or diseases of the peripheral nervous system.

CONTRACT PATENTS shall mean French patent application N°9514237, entitled “Nouveaux dérivés de purine possédant notamment des propriétés anti-prolifératives et leurs applications biologiques”, filed on December 1st, 1995 in the name of the CNRS, the international patent application, PCT n°96/01905 entitled “Novel purine derivatives having, in particular, antiproliferative properties, and biological uses thereof” filed on November 29th, 1996, naming as inventors, Emile BISAGNI, Michel LEGRAVEREND, Laurent MEIJER and Miroslav STRNAD, as well as any continuations, divisions, or extensions thereof, including patent term extensions, including but not limited to Supplementary Protection Certificates or Waxman-Hatch extensions, any foreign counterparts thereof and any patents which issue therefrom in any country, as set out in Annex I.

It is hereby understood that any improvement of the CONTRACT PATENT that is protected by a patent shall not be considered as a CONTRACT PATENT. For the avoidance of doubt CYCLACEL has the clear right to patent in its own name any derivative compounds falling within the broad compound family of the CONTRACT PATENT.

CONTRACT PRODUCTS, shall mean any products which are covered by the CONTRACT PATENTS or which could not be identified, developed, manufactured, used or sold without infringing upon at least one of the claims of the CONTRACT PATENTS.

CONTRACT TERRITORY shall mean the entire world.

EFFECTIVE COMPETITION shall mean a situation in which one or more third parties, in a country of the CONTRACT TERRITORY, is marketing a product, which competes with a CONTRACT PRODUCT in the CONTRACT FIELD and the third party’s product’s sales for a calendar quarter are [*] of the total sales of such CONTRACT PRODUCT in such country expressed in equivalent units. The third party sales determination in any calendar quarter is conclusively deemed to be [*] of the total sales of all CONTRACT PRODUCTS in such country, if a market research organization such as IMS has made such determination based on its conduct of a market share study, in such country, during such quarter. Once a determination is made that EFFECTIVE COMPETITION exists for a CONTRACT PRODUCT in any country, such determination shall be made again each calendar quarter for so long as such CONTRACT PRODUCT is marketed in that country.

EFFECTIVE DATE, shall mean the last date of signature of the present Agreement by the PARTIES.

FIRST COMMERCIAL SALE shall mean the first commercial sale of the CONTRACT PRODUCTS to a third party made by either CYCLACEL or its AFFILIATES after marketing authorization is received from the US Food and Drug Administration (FDA) or from any equivalent administrative body in any country of the CONTRACT TERRITORY.

NET SALES, shall mean the gross amount invoiced by CYCLACEL and its AFFILIATES to their customers including distributors, for sales of CONTRACT PRODUCTS, less any normal trade discounts and credit notes issued in respect of returned CONTRACT PRODUCTS, purchase, sales, import, or value added taxes and charges in respect to carriage.

Should CYCLACEL sell CONTRACT PRODUCTS to an AFFILIATE (or vice-versa) which thereafter sell them to an unrelated third party, the sales between the AFFILIATE (or CYCLACEL) and the unrelated third party (and not the sales between CYCLACEL and its AFFILIATE) shall be considered NET SALES.

It is hereby understood that the sales by SUBLICENSEES shall not be considered as NET SALES.

PARTIES, shall mean the ESTABLISHMENTS and CYCLACEL.

SUBLICENSEES, shall mean any third parties who may obtain a sublicense from CYCLACEL to develop and/or commercially exploit the CONTRACT PRODUCTS in the CONTRACT FIELD.

VALID CLAIM shall mean any claim of an issued and unexpired patent or a claim of a pending patent application within the CONTRACT PATENTS which has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; provided, however, that if the holding of such court or agency is later reversed by a court or agency with overriding authority, the claim shall be reinstated as a VALID CLAIM after the date of such reversal.

All plurals may be read in the singular and vice versa.

Article 1 - OBJECT NATURE AND SCOPE OF THE AGREEMENT

1.1                                 The ESTABLISHMENTS hereby grant CYCLACEL which accepts, subject to the terms and conditions of the present Agreement, an exclusive license under the CONTRACT PATENTS to make, have made, sell, use, and otherwise commercially exploit the CONTRACT PRODUCTS in the CONTRACT FIELD and the CONTRACT TERRITORY.

CNRS will not commercially exploit the CONTRACT PATENTS in the CONTRACT FIELD for the duration of the present Agreement. The ESTABLISHMENTS shall be free to use the CONTRACT PATENTS for internal research purposes only.

1.2                                 The right to license granted to CYCLACEL by the ESTABLISHMENTS includes the right to grant sublicenses.

1.3                                 For the avoidance of doubt, the license which is hereby granted to CYCLACEL is for the CONTRACT PATENTS. This license does not give CYCLACEL any rights to compounds developed in the LABORATORIES which are not protected by at least one of the claims of the CONTRACT PATENTS.

However, if CYCLACEL makes developments on CDK inhibitors corresponding to the composition of matter disclosed in claims 1 to 9 of the international patent application, PCT n°96/01905 entitled “Novel purine derivatives having, in particular, antiproliferative properties, and biological uses thereof”as filed on November 29th, 1996, and if these compounds are not protected by said patent as issued, the ESTABLISHMENTS agree to make reasonable efforts to grant licenses to CYCLACEL under all patents covering these CDK inhibitors in the CONTRACT FIELD, filed in the name of the CNRS and/or CURIE, and developed by the LABORATORIES.

Thus, it is hereby agreed that said licenses shall be granted to CYCLACEL only if the ESTABLISHMENTS have the freedom to grant them in the CONTRACT FIELD, and will be subject to existing third party rights.

If the ESTABLISHMENTS have the freedom to grant said licenses, the terms that would apply shall be no more onerous to CYCLACEL than those in the present Agreement and will exclude any fee for [*] as the PARTIES consider these elements to have already been fully compensated for in the present Agreement by the payments as set out in Article 5.1 herein.

If the ESTABLISHMENTS do not have the freedom to grant said licenses, because a third party has rights on said patents, CYCLACEL will have to negotiate and obtain a license from said third party. However, the ESTABLISHMENTS agree to make reasonable efforts, if requested by CYCLACEL, to assist CYCLACEL in obtaining such rights from said third party.

In this case, in the event that CYCLACEL has to pay royalties to said third party to commercially exploit CONTRACT PRODUCTS, the provisions set out in Article 5.2.2 herein shall apply.

Article 2 - TERM

The present Agreement shall take effect at the EFFECTIVE DATE and unless earlier terminated in accordance with the terms herein shall remain in effect on a country by country basis for the life of the last of the CONTRACT PATENTS in said country or for 10 (ten) years from the FIRST COMMERCIAL SALE in said country, whichever occurs later.

Article 3 - SUBLICENSES

3.1                                 Pursuant to Article 1.2, CYCLACEL may grant sublicenses to SUBLICENSEES subject to prior notification to the ESTABLISHMENTS by registered letter with acknowledgement of receipt of the name of any proposed SUBLICENSEE and the terms of such proposed sublicenses.

3.2                                 CYCLACEL agrees to include within the terms of any sublicenses a clause that permits CYCLACEL to show to the ESTABLISHMENTS a copy of the SUBLICENSEE’s accounts to CYCLACEL to prove they are consistent with the obligations of CYCLACEL hereunder.

3.3                                 CYCLACEL shall include within the terms of any sublicense a similar obligation of confidentiality as that set out in Article 8 herein, as set out in Article 8.2.

3.4                                 CYCLACEL agrees to include within the terms of any sublicense royalties which are at least as favorable to CYCLACEL as those in the present Agreement are for the ESTABLISHMENTS. CYCLACEL shall be solely responsible for the correct execution of the obligations of SUBLICENSEES in said sublicenses pursuant to Article 3.5 herein.

3.5                                 Should termination of the present Agreement occur, any payments due by SUBLICENSEES to CYCLACEL with effect from the date of termination shall be payable directly to the ESTABLISHMENTS and CYCLACEL shall make reasonable efforts to ensure that clauses are included in any sublicense to this effect.

3.6                                 The ESTABLISHMENTS will be obliged upon request of a SUBLICENSEE of CYCLACEL to provide such SUBLICENSEE with an undertaking that in the event that the present Agreement is terminated the ESTABLISHMENTS shall enter into a direct license with the SUBLICENSEE on no less favorable terms. In that case a new agreement will be signed between the ESTABLISHMENT and this SUBLICENSEE.

Article 4 - TRANSFER

4.1                                 The present Agreement is granted intuitu personae. It is therefore personal, non-transferable and non-assignable. It is hereby agreed that the present Article does not prevent CYCLACEL from granting sublicenses.

4.2                                 In case of the majority take-over, merger, transfer of CYCLACEL or transfer of its activity to another company other than an AFFILIATE, or any other transformation of CYCLACEL which modifies the intuitu personae nature of the present Agreement, the present Agreement shall only be assigned or transferred with the consent of the ESTABLISHMENTS, which consent shall not be unreasonably withheld or delayed.

It is hereby understood that any company to which CYCLACEL’s rights and obligations are assigned, shall be subject to the same obligations as those of CYCLACEL herein, unless the contracting parties should reach another mutual agreement.

For the avoidance of doubt, any changes to the terms and conditions of the present Agreement which are agreed to and occur as a result of said transfer, for example, the name and address of the assignee, shall be set out in writing, signed by the ESTABLISHMENTS and CYCLACEL and included as an amendment to the present Agreement at the same time as said majority take-over merger or transfer of CYCLACEL occurs.

Article 5 - FINANCIAL CONDITIONS

5.1                                 The present license is granted in exchange for payment by CYCLACEL to the ESTABLISHMENTS of:

•                  [*] due upon the EFFECTIVE DATE;

•                  [*] due at each anniversary date of the EFFECTIVE DATE in exchange for maintaining exclusivity until either US CONTRACT PATENT is officially published as granted or a European CONTRACT PATENT is officially published as granted, whichever is sooner;

•                  [*] due once, when the US CONTRACT PATENT(S) containing the claims as defined in Annex II is/are officially published as granted;

•                  [*] when a European CONTRACT PATENT is officially published as granted and the claims defined in Annex II issued;

•                  [*] for each commercialized CONTRACT PRODUCT due on the FIRST COMMERCIAL SALE for each and every new chemical entity, regardless of formulation changes, stereo-isomer change, salt form, in each of the 6 (six) fields of application in the CONTRACT FIELD.

CYCLACEL shall inform the ESTABLISHMENTS in writing of the dates of each FIRST COMMERCIAL SALE, allowing for a delay of 2 (two) months following the occurrence of each of these FIRST COMMERCIAL SALES.

Should the conditions defined in Annex II not be met, the PARTIES may sign an addendum to the present Agreement which will set out new lump sum payments which would reflect the reduced protection offered by the CONTRACT PATENTS or CYCLACEL may terminate the agreement subject to the termination procedure set out in Article 12 herein.

5.2                                 Moreover, the ESTABLISHMENTS should receive royalties,

5.2.1	•	of [*] of NET SALES in countries in which the CONTRACT PRODUCTS are protected by at least one VALID CLAIM;
	•	of [*] of NET SALES of CONTRACT PRODUCTS in all other cases.

5.2.2

If at any time prior to or during the period when royalties fall due hereunder in relation to any particular country, it is necessary or advisable to take a license to any BLOCKING IP and therefore the cumulative royalties expressed as a percentage of NET SALES payable to licensors of such BLOCKING IP and the ESTABLISHMENTS exceed 5%, then the ESTABLISHMENTS agree that the royalties payable to the ESTABLISHMENTS in such country may be reduced to a percentage calculated as follows, subject to providing written proof of said royalties paid by CYCLACEL to third parties in such country:

	•	[*] of the NET SALES of the CONTRACT PRODUCTS, if the cumulative royalty rate due by CYCLACEL for any BLOCKING IP and for the present Agreement, is greater than [*] and less than [*];

•	[*] of the NET SALES of the CONTRACT PRODUCTS if the cumulative royalty rate due by CYCLACEL for any BLOCKING IP and for the present Agreement is greater than [*] and less than [*];

•	[*] of the NET SALES of the CONTRACT PRODUCTS if the cumulative royalty rate due by CYCLACEL for any BLOCKING IP and for the present Agreement is greater than or equal [*].

Said royalty rates shall be reduced by [*] in countries in which the CONTRACT PRODUCTS are not protected by at least one VALID CLAIM of the CONTRACT PATENTS.

Royalties as set out in Articles 5.2.1 and 5.2.2, shall be payable on a country by country basis for as long as there are a VALID CLAIM of CONTRACT PATENTS in that country or 10 years from the FIRST COMMERCIAL SALE of CONTRACT PRODUCT in that country, which ever is longer.

An addendum to the present Agreement which sets out the rate of royalties for said CONTRACT PRODUCTS on a country by country basis shall be signed by the PARTIES. In no event shall any modifications in the royalty rate be retroactive. Any modifications shall take effect on April 1 of the year following the modification.

5.2.3

Should the claims of the CONTRACT PATENTS set out in Annex II of the present Agreement not be granted neither by the European Patent Office (“EPO”) nor by the US Patent and Trademark Office (“USPTO”), then the PARTIES shall, at the written request of CYCLACEL, sign an addendum to the present Agreement which sets out a new royalty rate due by CYCLACEL or terminate the present Agreement subject to the termination procedure set out in Article 12 herein.

For the avoidance of doubt, should the claims of the CONTRACT PATENTS set out in Annex II of the present Agreement not be granted by the EPO but granted by the USPTO, or granted by the EPO but not granted by the USPTO, then the provisions of Articles 5.2.1 and 5.2.2 shall apply.

5.3                                 CYCLACEL shall pay to the ESTABLISHMENTS [*] of all payments (lump sum payments, royalties...) made by SUBLICENSEES to CYCLACEL or to its AFFILIATES, upon execution of any sublicense contracts, whether said payments are due upon signature of said agreements or later.

Notwithstanding the previous paragraph, should CYCLACEL take a CONTRACT PRODUCT into phase II clinical trials, the ESTABLISHMENTS agree that the payment herein of [*] of all payments made by SUBLICENSEES to CYCLACEL or to its AFFILIATES, upon execution of any sublicense contracts concerning said CONTRACT PRODUCT shall be reduced to a percentage of 11% (eleven percent).

Any payments made to CYCLACEL or its AFFILIATES by SUBLICENSEES under normal market conditions, which are shown to be for CYCLACEL’s research and development under collaborative research, shall not be included in payments set out in present Article 5.3.

5.4                                 The payments properly due to the ESTABLISHMENTS under the present Agreement shall in no event be refundable to CYCLACEL.

Furthermore, in the event of expiration or termination of the present Agreement, CYCLACEL shall pay all and any sums due to the ESTABLISHMENTS up to the expiration date or the date of termination.

5.5                                 Any payments due by CYCLACEL under the present Agreement shall be paid in French Francs.

Pursuant to the European Union Treaty, the French Franc shall be replaced by a single currency, the Euro.

In accordance with the general principles of monetary law, any references to the Franc herein, shall be considered to be references to the Euro by right.

The substitution of said terms shall not affect the conditions or prevent the execution of the present Agreement and does not confer the right to unilateral modification or termination of the present Agreement by any of the PARTIES. Said substitution shall take effect on the date of and pursuant to the terms set out by European Union regulations pertaining thereto.

5.6                                 For the avoidance of doubt, if upon application of the ESTABLISHMENTS, any withholding tax can be reduced, CYCLACEL will file an application on behalf of the ESTABLISHMENTS for such reduction.

The ESTABLISHMENTS has provided CYCLACEL with a form of proxy authorizing CYCLACEL to make such an application in its behalf in Annex III.

5.7                                 Should the royalty rate change during fiscal year pursuant to the terms of the present Agreement, it is hereby agreed that the existing rate shall be applied until March 31 of the year in question.

Article 6 - ACCOUNTING-ROYALTIES

6.1                                 CYCLACEL shall prepare accounts, which shall include all the elements necessary to precisely calculate the NET SALES within the framework of the present Agreement.

6.2                                 If necessary these accounts shall be made available once a year with 30 days notice to the ESTABLISHMENTS or an accredited designee of the ESTABLISHMENTS during the term of the present Agreement and for one year thereafter.

6.3                                 These accounts shall be prepared annually within 90 (ninety) days of the closing date of March 31 of each year which represents the end of CYCLACEL’s fiscal year.

6.4                                 All payments shall be preceded by a sales report by country and by SUBLICENSEE. On or before June 30 of every year this report shall be sent to the Service Financier de la Délégation du Siège du CNRS, 3 rue Michel-Ange - 75794 PARIS Cedex 16. Said

report shall include the license number and the sales figures used to calculate the royalties due to the ESTABLISHMENTS, as well as the quantities sold, the unit price of any quantity of the CONTRACT PRODUCTS and details of any revenue of any nature as set out in Article 5 of the present Agreement, received for the commercial exploitation of the CONTRACT PRODUCTS both by CYCLACEL, its AFFILIATES and its SUBLICENSEES.

6.5                                 Any sums due by CYCLACEL pursuant to Article 5 shall be paid within the 35 (thirty five) days following issuance of an invoice from the ESTABLISHMENTS to the person and the bank address indicated in Article 6.9 herein.

6.6                                 Should no sales occur, CYCLACEL shall nonetheless send the ESTABLISHMENTS a sales-report in the month of June each year attesting to such lack of sales during the period under consideration and stating the reasons therefor and the difficulties encountered.

6.7                                 Any sums which remain unpaid within the periods set out hereunder shall be subject to interest at the rate of [*] without prejudice to the ESTABLISHMENTS’s right to terminate the contract in accordance with Article 12 of the present Agreement. [*] accordance with law n° 89 [*].

6.8                                 To amounts due to the ESTABLISHMENTS shall be added the legal taxes in effect at the date of payment, in particular VAT if applicable.

6.9                                 CYCLACEL shall make payments due to the CNRS, in the name of the ESTABLISHMENTS, [*]

6.10                           The ESTABLISHMENTS shall have the right once a year with 30 days notice to audit or have audited the royalty accounts kept by CYCLACEL. Should there be an audit, an expert accountant shall be appointed by mutual agreement of both PARTIES at the expense of the ESTABLISHMENTS, except that if the amount of any royalties shown by such audit to be due to the ESTABLISHMENTS exceed the amount actually paid by CYCLACEL by [*]

6.11                           If CYCLACEL justifies the existence of EFFECTIVE COMPETITION in any of the countries of the CONTRACT TERRITORY, the PARTIES shall meet and negotiate in good faith new financial conditions, for said countries, to be mutually agreed by the PARTIES.

Article 7 - EXPLOITATION

7.1                                 CYCLACEL agrees to exploit the present license and to make reasonable efforts to develop, make, have made, sell, use, and otherwise commercially exploit the CONTRACT PRODUCTS.

7.2                                 CYCLACEL agrees to provide annual reports justifying the development and exploitation of the CONTRACT PRODUCTS.

7.3                                 CYCLACEL, its AFFILIATES or SUBLICENSEES agree not to use the names “Centre National de la Recherche Scientifique” or “CNRS” or “CURIE” or “INSTITUT CURIE” or any trademark, distinctive sign or adaptations thereof which belongs to the ESTABLISHMENTS or the names of the ESTABLISHMENTS inventors or of any ESTABLISHMENTS agent, for commercial purposes, without receiving prior written approval from the ESTABLISHMENTS and the natural person concerned, as the case may be.

7.4                                 CYCLACEL, its AFFILIATES or SUBLICENSEES shall commercialize the CONTRACT PRODUCTS under their own trademarks or under trademarks for which they have obtained a license. The ESTABLISHMENTS shall have no rights to such trademarks. All administrative authorizations obtained by CYCLACEL for the purpose of manufacturing and/or commercializing the CONTRACT PRODUCTS shall be obtained for CYCLACEL or for any party which it shall have designated and subject to Article 7.5 hereunder, the ESTABLISHMENTS shall claim no rights thereto.

7.5                                 Without prejudice to the terms of Article 7.4 hereunder, CYCLACEL accepts the obligation to inform by writing the ESTABLISHMENTS of all administrative authorizations, notably any official marketing approval that it obtains for the purpose of manufacturing and/or commercializing the CONTRACT PRODUCTS no later than [*] after obtaining such final authorizations.

7.6                                 CYCLACEL hereby confirms that it has the expertise necessary to make use of the CONTRACT PATENTS, and to develop, make, have made, sell, use, and otherwise commercially exploit the CONTRACT PRODUCTS.

Article 8 - CONFIDENTIALITY

8.1                                 Each PARTY agrees to respect and keep strictly confidential all scientific and technical information belonging to the other PARTY and any other information of any nature belonging to the other PARTY about which they may have knowledge due the negotiations and execution of the present Agreement. The PARTIES shall not use such information for any other purpose than the performance of the present Agreement and shall only disclose this information its employees on a strict need-to-know basis.

CYCLACEL shall be free to use all information for submissions and communications with regulatory and governmental authorities as required for the development of the CONTRACT PRODUCTS.

8.2                                 The PARTIES shall assure that their personnel and others in their service are bound by the same obligations of confidentiality described hereunder. Moreover, CYCLACEL shall include confidentiality obligations no less onerous than the present Article 8 in any sublicenses it may grant to SUBLICENSEES.

However, should the SUBLICENSEES have prior activities or obligation concerning the use of cdc kinase inhibitors in the CONTRACT FIELD, CYCLACEL shall make reasonable efforts to include confidentiality obligations no less onerous than the present Article 8 in any sublicenses.

8.3                                 The confidentiality obligations between the PARTIES in the present Article 8 shall not include the use or disclosure of confidential information that the receiving PARTY can show:

a)                   Was disclosed by the mutual agreement of the PARTIES, or was disclosed by the owning PARTY; or

b)                  Was in the public domain at the moment of disclosure or entered the public domain through no act or fault of the receiving PARTY; or

c)                   Was made available as a matter of lawful right by a third party without breach of any of the confidentiality obligations herein; or

d)                  Was in the possession of the receiving PARTY at the time of disclosure by the owning PARTY; or

e)                   Was disclosed by lawful right, to remain in compliance with a legal or regulatory imperative, an arbitration settlement or a final legal decision; or

f)                     Was disclosed after obtaining the prior authorization of the owning PARTY; or

g)                  Was independently developed by or on behalf on the receiving PARTY without use of any confidential information received from the owning PARTY.

8.4                                 The present Article shall remain in effect until the expiration of the last of the CONTRACT PATENTS, the expiration or termination of the present Agreement notwithstanding.

Article 9 - INTELLECTUAL PROPERTY

9.1                                 Any and all decisions concerning the maintenance of the intellectual property necessary to the validity of the CONTRACT PATENTS shall belong exclusively to the ESTABLISHMENTS. The ESTABLISHMENTS shall consult CYCLACEL in relation to any decisions concerning the CONTRACT PATENTS, and agree to provide CYCLACEL with copies of all relevant correspondence with patent authorities. The ESTABLISHMENTS shall make reasonable efforts to take into consideration the commercial strategy of CYCLACEL when taking actions in relation to prosecution of the CONTRACT PATENTS in particular in the actions related to replies to office actions especially including but not limited to those regarding support of claim scope, final text and agreement under Rule 51(4) reply in addition to actions related to the filing of CIP and divisional applications in relation to the CONTRACT PATENTS.

9.2                                 It is hereby agreed by the PARTIES that the French patent application n° 9514237 filed on December 1st, 1995, in the name of the CNRS was extended by an international patent application, PCT n°96/01905 entitled “Novel purine derivatives having, in particular, antiproliferative properties, and biological uses thereof” filed on November 29th, 1996, and naming the United States, Europe (European Patent Application), Canada and Japan.

It is hereby agreed by the PARTIES that the European patent application shall name all following countries: France, Germany, United Kingdom, Belgium, Italy, Spain, Austria, Switzerland, Liechtenstein, Denmark, Finland, Greece, Ireland, Luxembourg, Monaco, the Netherlands, Portugal and Sweden.

9.3                                 Should the ESTABLISHMENTS wish to abandon any one of the CONTRACT PATENTS it shall notify CYCLACEL 2 (two) months prior to the next deadline for payment of maintenance fees of said CONTRACT PATENTS. CYCLACEL may take over the prosecution and maintenance of said CONTRACT PATENTS subject to notifying the ESTABLISHMENTS no later than 1 (one) month prior to such payment deadline. In this case the terms of the present Agreement shall remain in effect and CYCLACEL shall be responsible for the maintenance fees for said CONTRACT PATENT(S) and may deduct any annual amounts paid for this purpose from any of the royalties due to the ESTABLISHMENTS for the same year, subject to providing receipts for said amounts and including them in the corresponding sales report addressed to the CNRS. All patent prosecution procedures for the CONTRACT PATENTS shall be undertaken in the name of the ESTABLISHMENTS.

Should the CONTRACT PATENTS be licensed to a licensee other than CYCLACEL, and should the ESTABLISHMENTS wish to abandon all or part of said CONTRACT PATENTS, the present Article shall be amended in an addendum to the present Agreement such that all licensees under the CONTRACT PATENTS may share the intellectual property costs and prosecution responsibilities thereto.

9.4                                 From the date of the FIRST COMMERCIAL SALE, should the annual royalties pursuant to Article 6 herein fail to reimburse the annual intellectual property fees due by the CNRS for the CONTRACT PATENTS in one, several or all of the countries in   the CONTRACT TERRITORY for 2 consecutive years the ESTABLISHMENTS shall be free to abandon said CONTRACT PATENTS in said country (or countries) of the CONTRACT TERRITORY.

Pursuant to Article 9.3 herein, CYCLACEL may take over prosecution of said patents.

Article 10 - INFRINGEMENT

10.1                           Each PARTY shall inform the other within the shortest possible delay of any third party infringement of which it may become aware and/or of any infringement claims or actions, which may be taken against it.

10.2                           Should there be third party infringement of the CONTRACT PATENTS in the CONTRACT FIELD, the ESTABLISHMENTS may, at their sole expense, undertake legal action against the infringing party. Any damages which may be allotted in relation to said infringement shall belong solely to the ESTABLISHMENTS.

The foregoing shall not prevent CYCLACEL from intervening in any such action at its sole expense in compensation for prejudice which it has incurred. Any indemnification or damages which may be allotted by the courts will belong solely to CYCLACEL.

Should the ESTABLISHMENTS not wish to undertake any action, CYCLACEL may, after having notified the ESTABLISHMENTS in writing, and in the absence of response from the ESTABLISHMENTS in the month following such notification, and subject to any applicable laws in the country in which the infringement has occurred, take action against said infringement in its own name and at its own expense. The costs of such actions shall be borne by CYCLACEL and any damages awarded by court decision shall belong entirely to CYCLACEL.

The PARTIES agree to provide any documents and elements that may be necessary for the above-mentioned action to the other PARTY.

10.3                           Should CYCLACEL, its AFFILIATES, SUBLICENSEES or distributors become the object of infringement claims as a result of the use, manufacturing or commercialization of the CONTRACT PRODUCTS, due to the use of the CONTRACT PATENTS, the ESTABLISHMENTS shall not be held liable or held in guarantee by CYCLACEL. During such infringement proceedings, should CYCLACEL, its AFFILIATES or SUBLICENSEES be prohibited from selling the CONTRACT PRODUCTS, CYCLACEL may suspend payments due herein, until termination of such proceedings. Should CYCLACEL, its AFFILIATES or SUBLICENSEES continue selling CONTRACT PRODUCTS during said proceedings, CYCLACEL may deduct any annual external legal costs from its calculation of NET SALES for royalty payments due for the same year pursuant to Article 6 herein and for the corresponding year, subject to providing written proof of said costs.

Should said companies be condemned for said infringement, the ESTABLISHMENTS shall not be called in warranty by CYCLACEL or be liable to indemnify reimburse or reduce any of the sums due by CYCLACEL at the moment of the final legal decision except as a result of a breach of a warranty provided by the ESTABLISHMENTS pursuant to Article 11. Should any or all of the CONTRACT PATENTS become null or void the conditions of Article 11 shall be applicable without exception.

The present Article shall not in any way be considered to constitute a waiver by the ESTABLISHMENTS to take any action or intervention.

Article 11 - WARRANTIES

11.1                           The ESTABLISHMENTS warrant that they own the CONTRACT PATENTS, in part or in whole, and that they have the right to grant CYCLACEL the license herein, such right having been explicitly agreed in writing by and between the ESTABLISHMENTS and IEB. The ESTABLISHMENTS warrant that their agreement with IEB provides for a certain financial compensation to be paid by the ESTABLISHMENTS to IEB and that CYCLACEL will not be liable for any payments to IEB for the license herein. The ESTABLISHMENTS agree that they will take all necessary steps to record joint ownership of the CONTRACT PATENTS with the IEB at each patent office in which the CONTRACT PATENTS were filed. The ESTABLISHMENTS warrant that they are not aware of any patents that may be infringed by the CONTRACT PATENTS.

Prior to signature of this agreement, the ESTABLISHMENTS have supplied to CYCLACEL all documents in their possession relating to the prosecution history of the CONTRACT PATENTS under the CONFIDENTIALITY AGREEMENT to enable CYCLACEL to study each history.

11.2                           The hazards, risks and perils associated with the exercise of rights granted under the present Agreement and any legal defects contained in the CONTRACT PATENTS are the sole responsibility of CYCLACEL who hereby accepts them. In consequence, should any of the CONTRACT PATENTS be invalidated, annulled or be declared dependent upon a prior dominant patent, or should the CONTRACT PRODUCTS be declared in infringement in a final legal decision, the ESTABLISHMENTS shall not be liable to reimburse any sums acquired from CYCLACEL, or to pay damages to CYCLACEL in retribution for prejudice caused for such invalidation, cancellation or infringement.

The PARTIES shall meet to evaluate the effect of said decision and to renegotiate in good faith if necessary, in an addendum to the present Agreement, the financial terms of Article 5 of the present Agreement or terminate the agreement at CYCLACEL’s absolute discretion in accordance with the procedure set out in Article 12.2. All the remaining terms of the present Agreement shall continue in full effect. In no event shall any modifications in the royalty rate be retroactive. Any modifications shall take effect on April 1 of the year following the modification.

In accordance with the present Article, the ESTABLISHMENTS do not provide any express or implied guarantee of the CONTRACT PATENTS in particular of their utility or application for any particular function.

11.3                           CYCLACEL shall not call on the ESTABLISHMENTS in guarantee for any damages or prejudice of any nature caused by the CONTRACT PRODUCTS. CYCLACEL is solely responsible to its clients and/or any third parties for the quality and performance of the CONTRACT PRODUCTS.

Article 12 - TERMINATION

12.1                           Should CYCLACEL cease business operations or be the object of a liquidation procedure, the ESTABLISHMENTS may terminate the present Agreement if it so wishes subject to notifying CYCLACEL. After 1 (one) month without a response to this notification, and subject to the applicable legal regulations in England and Wales, the present Agreement shall be immediately terminated by right. Any termination under Article 12.1 will be subject to the Insolvency Act 1986 of the laws of England and Wales.

12.2                           The present Agreement may be terminated by right by either of the PARTIES in the event that the other PARTY fails to perform one or more of the obligations contained in the various clauses of the present Agreement notably Article 5. This termination shall only become effective 3 (three) months after the complaining PARTY sends a notice exposing the motives of the complaint and then only if the PARTY at fault has not, within this period, fulfilled its obligations or shown proof of a case of force majeure that prevented it from fulfilling its obligations. The exercise of such right to termination does not exempt the PARTY in default from fulfilling the obligations accrued prior to the date of termination and this, without prejudice to any compensation due for damages incurred as a result early termination of the agreement.

12.3                           In particular if after 5 (five) years from the EFFECTIVE DATE, CYCLACEL has not submitted a regulatory application to a European government authority to begin human clinical trials of CONTRACT PRODUCTS, and cannot provide any reasonable justification for such failure the ESTABLISHMENTS may terminate the present Agreement in accordance with the procedure set out in Article 12.2 above.

12.4                           Should the present Agreement expire or be terminated, CYCLACEL agrees not to use or allow any direct or indirect use of the CONTRACT PATENTS until the expiration of the last of the CONTRACT PATENTS. However, CYCLACEL shall have the right to dispose of existing inventory for 180 (one hundred and eighty) days following any such expiration or termination and subject to the provisions of Article 5 of the present Agreement. Furthermore, CYCLACEL agrees to return or destroy all proprietary or confidential information, material, and documents that it has received from the ESTABLISHMENTS and not to conserve any copies for any purposes whatsoever.

Furthermore, in the event of early termination of the present Agreement, CYCLACEL hereby agrees to provide the ESTABLISHMENTS with any results obtained in relation to the invention protected by the CONTRACT PATENTS and shall allow the ESTABLISHMENTS to directly exploit said results. Indirect exploitation of said results shall be subject to conclusion of a separate agreement to this effect between the PARTIES.

Article 13 - ENTIRE AGREEMENT

13.1                           The present Agreement expresses the entire understanding of the PARTIES. No general or specific condition appearing in any document sent or given by the PARTIES can be integrated in the present Agreement.

Should there be a contradiction between the terms of the present Agreement and the terms of the CONFIDENTIALITY AGREEMENT, the terms of the present Agreement shall prevail.

13.2                           The present Agreement replaces any previous agreements and may only be modified or renewed by an amendment signed by duly authorized representatives of the PARTIES.

13.3                           It is hereby agreed that the relationship established by the PARTIES in the present Agreement does not confer any other rights than those set out hereof. It is expressly agreed that the present Agreement does not confer any rights to CYCLACEL outside the CONTRACT FIELD, nor rights to any patents other than the CONTRACT PATENTS.

Article 14 - HEADINGS

In the event of difficulties of interpretation between any of the headings preceding the clauses and any one of the clauses, the headings shall be ignored.

Article 15 - INVALIDITY OF A CLAUSE

Should one or more provisions of the present Agreement be held to be invalid by law or regulation - and in particular the laws or regulations of the European Union or based on a definitive decision of a competent court, all the other provisions shall remain in full effect and the PARTIES shall make the necessary modifications without delay while respecting, as closely as possible, the spirit of the present Agreement at the moment of signature.

Article 16 - WAIVER

The failure of one of the PARTIES to assert a breach of the present Agreement by the other PARTY shall not be interpreted as a waiver of said obligation.

Article 17 - DISPUTES - GOVERNING LAW

17.1                           The laws of France shall govern the present Agreement.

17.2                           In the event that a difficulty arises in the validity, interpretation or execution of the present Agreement, the PARTIES shall try to settle their differences out of Court.

The PARTIES will each nominate one representative who is not an executive of the respective PARTY who will jointly attempt to settle any differences of opinion.

If necessary the present Article shall not prevent the PARTIES seeking injunctive, emergency or interim relief from the Court.

17.3                           In case of persistent disagreement for more than 3 months after one PARTY has been notified of a difficulty by the other, the competent French Courts shall have sole jurisdiction.

17.4                           The present Article shall remain in effect regardless of the expiration or termination of the present Agreement.

Article 18 - REGISTRATION AT THE REGISTRE NATIONAL DBS BREVETS -FISCAL REGISTRATION

18.1                           The present Agreement may be registered at the Registre National des Brevets, which is controlled by the Institut National de Propriété Industrielle, and each National Patent Office for the purpose of registering the CONTRACT PATENTS; the fees of said registrations to be paid by CYCLACEL.

18.2                           Any fiscal registrations of the present Agreement shall be performed by CYCLACEL at its sole expense.

Article 19 - LANGUAGE

The present Agreement has been established in two versions, one in French and one in English. In case of difficulties of interpretation, both versions shall be authoritative.

Article 20 - NOTIFICATIONS

All notifications for the present Agreement shall be sent by registered letter with acknowledgement of receipt to the PARTY for which the notice is intended at the following address:

For the ESTABLISHMENTS:

CNRS

Délégation aux Entreprises

3 rue Michel-Ange

75794 Paris Cedex 16

France

For CYCLACEL:

Cyclacel Limited

Attention: Chief Executive

12 St James’s Square

London

SW1Y4RB

United Kingdom

In Paris the	In London the

In four copies including one for the Institut National de la Propriété Industrielle and one for the contracting PARTIES.

Mrs. Catherine BRECHIGNAC General Manager of CNRS	Mr. S.G ROMBOTIS Chief Executive of CYCLACEL

Mr. Jean-Marc BRUEL President of the Board of Directors of CURIE

Annex I

PATENT SCHEDULE

French patent application N°9514237, entitled “Nouveaux dérivés de purine possédant notamment des propriétés anti-prolifératives et leurs applications biologiques”, filed on December 1st , 1995 in the name of the CNRS.

States	Application number	Filing date	Publication number	Publication Date	Issuance number	Issuance Date	Expiration Date
FRANCE	95 14237	01/12/95	2741551	06/06/97	95 14237	30/07/99	01/12/2015
WO	FR96/01905	29/11/96	WO97/20842	12/06/97			29/07/1999
EP	96941088.5	04/11/96	0874847	04/11/98			29/11/2016
CA	2238843	29/11/96					29/11/2016
JP	521034/97	29/11/96					29/11/2016
US	09/077470	29/11/96					29/11/2016

Annex II

CONDITIONS

The claims of the CONTRACT PATENTS as granted shall contain:

1)                                      At least one of the following applications for the pharmaceutical compounds set out in 2):

a)                   use as an antimitotic or antiproliferative drug, in particular for cancer chemotherapy,

or

b)                  use for the treatment of psoriasis,

or

c)                   use for the treatment of parasitosis.

2)                                      At least one pharmaceutical compound, characterized by its including at least one of the purine derivatives mentioned in 2.1 and 2.2:

2.1

a)                   Purine derivatives as defined in claims 1 to 9 in the International PCT patent application published under number WO97/20842,

or

b)                  At least 14 of any of the 23 purine derivatives mentioned in claim n° 10 of the International PCT patent application published under number WO97/20842 and whose chemical formulas are listed below:

2-chloro-6-(3-hydroxybenzylamino)-9methylpurine,

2-(3-hydroxypropylamino)-6-benzylamino-9-isopropylpurine,

2-D,L-(2-hydroxypropylamino)-6-benzylamino-9-isopropylpurine,

2-(5-hydroxypentylamino)-6-benzylamino-9-isopropylpurine,

2-(aminoethylamino)-6-benzylamino-9-iso-propylpurine,

2-bis(2-hydroxyethylamino)-6-benzylamino-9-isopropylpurine,

2-(2-hydroxypropylamino)-6-isopentenylamino-9-isopropylpurine,

2-(2-hydroxyethylamino)-6-cyclohexylmethylamino-9-methylpurine,

2-(2-hydroxyethylamino)-6-benzylamino-9-methylpurine,

2-(2-hydroxyethylamino)-6-benzylamino-9-isopropylpurine,

2-chloro-6-isopentenylamino-9-isopropylpurine,

2-(2-hydroxyethylamino-6-(3-hydroxybenzylamino)-9-methylpurine,

6-benzylamino-2-[(2R) - 2-hydroxymethyl-pyrrolidine-l -yl]- 9 -isopropyle- (9H) purine none crystalline,

2-[6-benzylamino-9 isopropyle-(9H)-purine-2-yl]-N-benzylaminoethanol,

2-(R,S)-[6-benzylamino-9-isopropyle- (9H) -purine-2-yl]-aminohexanol,

2-(S)-[6-benzylamino-9-isopropyle- (9H) -purine-2-yl]-amino-2-phenylethanol,

2-(R)-[6-benzylamino-9-isopropyle-(9 H)-purine-2-yl]-amino-2-phenylethanol,

2-(R)-[6-benzylamino-9-isopropyle-(9H)-purine-2-yl]-amino-3-phenylpropanol,

2- (R, S) -[6 -benzylamino-9-isopropyle-(9H)-purin-2-yl]-amino-pentanol,

2-(R)-[6-benzylamino-9-isopropyle-(9H)-purine-2-yl]-aminopropanol,

2-(S)-[benzylamino-9-isopropyle-(9H)-purine-2-yl]amino-propanol,

2-(R)-(-)-[6-(3-iodo)-benzylamino-9-isopropyle-(9H)-purine-2-yl]-N-pyrrolidine methanol,

2-(R)-(-)-[6-benzylamino-9-cyclopentyle-(9H)-purine-2-yl]-N-pyrrolidine methanol.

2.2

2-(l-D,L-hydroxymethylpropylamino)-6-benzylamino-9-isopropylpurine,

6-benzylamino-2-R-(1’-ethyl-2’-hydroxyethylamino)-9-isopropylpurine,

6-benzylamino-2-S-(1’-ethyl-2’-hydroxyethylamino)-9-isopropylpurine.

For the avoidance of doubt, the conditions set out in points 1 and 2 of the present Annex are cumulative.

In relation to point 1, the three conditions a), b) and c) are alternatives, and if one of these three alternatives are fulfilled, point 1 shall be considered fulfilled.

In relation to point 2, the conditions 2.1 and 2.2 are cumulative.

Conditions 2.la) and 2.1b) are alternatives. If one of these two alternatives are fulfilled, 2.1 shall be considered fulfilled.

Annex III

PROXY

Cyclacel Limited Attention: Chief Executive 12 St James’s Square SWIY4RB United Kingdom Paris, December 13th, 1999

Subject: Appointment of CYCLACEL as authorised representative

We, the Centre National de la Recherche Scientifique, a public establishment of scientific and technological nature, having its headquarters at 3 rue Michel-Ange - 75794 PARIS Cedex 16 - France, hereby appoint CYCLACEL a company incorporated in England, whose registered office is at 12 Saint James’s Square- London SW1Y4RB - United Kingdom to act on our behalf as our duly and legally appointed representative and to do all things necessary to obtain relief for us in accordance with the convention between the United Kingdom and France with respect to taxes on income and capital for the avoidance of double taxation from UK withholding taxes levied on royalties payable to us by CYCLACEL for the payment of royalties for licence n° L99094.

Annex IV

Copy of the joint patent agreement n°L98095